UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2013

NATIONAL MENTOR HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-129179	31-1757086
State or Other (Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer (Identification No.)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of Principal Executive Offices) (Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2013, National Mentor Holdings, Inc. (the “Company”) entered into an Incremental Amendment No. 1 (the “Incremental Amendment No. 1”) to the Amended and Restated Credit Agreement, dated as of February 9, 2011 and amended and restated as of October 15, 2012 (as amended and restated from time to time, the “Senior Credit Agreement”), among the Company, NMH Holdings, LLC, the subsidiary guarantors party thereto, UBS AG, Stamford Branch, as Administrative Agent, UBS Loan Finance LLC, as swingline lender, and the other lenders from time to time party thereto. The Incremental Amendment No. 1 provides for an additional $30.0 million term loan (the “Incremental Term Loan”) under the Company’s tranche B-1 term loan facility (the “Term Loan”) pursuant to the terms of the Senior Credit Agreement that permit up to $125.0 million of incremental borrowings, subject to the conditions set forth in the Senior Credit Agreement. While the Incremental Amendment No. 1 provides for funding of the Incremental Term Loan within four business days of signing, the Company anticipates that funding will occur on February 5, 2013. The Company is required to repay the Incremental Term Loan in quarterly principal installments of 0.25% of its principal amount, with the balance payable at maturity. All of the other terms of the Incremental Term Loan are identical to the Term Loan, which are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2011 and the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2012, both of which are incorporated by reference herein.

The net proceeds of the Incremental Term Loan will be used to repay outstanding borrowings under the Company’s revolving credit facility (the “Senior Revolver”), and, to the extent there are any net proceeds remaining after repayment of the Senior Revolver, to fund cash on hand for general corporate purposes. The voluntary repayment of the Senior Revolver will not reduce the commitments under the Senior Revolver and the Company may reborrow under the Senior Revolver at any time, subject to the terms and conditions of the Senior Credit Agreement.

A copy of the Incremental Amendment No. 1 is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements, including statements about anticipated funding and access to capital, that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, conditions in the capital markets generally, the availability of financing for the Company and those factors and conditions described under “Risk Factors” and other cautionary statements in the Company’s filings with the SEC at www.sec.gov. Important assumptions and other important factors could cause actual results to differ materially from those expected. Except to the extent required by applicable federal securities laws, neither the Company nor any of its affiliates undertakes any obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry Into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Incremental Amendment No. 1, dated as of February 4, 2013 by and among National Mentor Holdings, Inc., NMH Holdings, LLC and the subsidiary guarantors party thereto and UBS AG, Stamford Branch, as administrative agent, and UBS Loan Finance LLC, as swingline lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC. (Registrant)

By:	/s/ Bruce F. Nardella
Name: Bruce F. Nardella Title: President and Chief Operating Officer

Date: February 4, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incremental Amendment No. 1, dated as of February 4, 2013 by and among National Mentor Holdings, Inc., NMH Holdings, LLC and the subsidiary guarantors party thereto and UBS AG, Stamford Branch, as administrative agent, and UBS Loan Finance LLC, as swingline lender.